UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 28, 2008
Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-5620 (Commission File Number)	23-1609753 (IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	610-293-0600
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     Entry into a Material Definitive Agreement.
This Current Report on Form 8-K is being filed by the Registrant to report amendments to credit agreements between Comerica Bank (“Bank”) and, respectively, Clarient, Inc. (“Clarient”), Laureate Pharma, Inc. (“Laureate Pharma”), and Alliance Consulting Group Associates, Inc. and Alliance Holdings, Inc. (collectively, “Alliance”) to extend the maturity dates of revolving lines of credit from February 28, 2008 to February 26, 2009 (excluding the Laureate Pharma term loan for which the maturity date is noted below).  Clarient, Laureate Pharma, and Alliance are majority or wholly owned subsidiaries of the Registrant.  Safeguard Scientifics (Delaware), Inc. (“SSDI”) and Safeguard Delaware, Inc. (“SDI”), wholly owned subsidiaries of the Registrant, are guarantors of certain of the obligations of Clarient, Laureate Pharma and Alliance under their respective credit facilities. Under the terms of the credit facilities, as amended:
•	Clarient’s credit facility for $12.0 million and the guaranty provided by SSDI and SDI in the amount of $12.3 million (which includes any interest, costs or fees that may be incurred by Bank) will remain in place. The interest rate will remain the same (Bank’s prime rate less 0.50% or LIBOR plus 2.45%), provided, however, that upon the achievement of certain financial performance metrics, the rate will decrease by 0.25% for new borrowings under the facility.

Borrowings under Clarient’s amended and restated credit agreement with Bank (the “Amended Clarient Loan Agreement”) are subordinated in right of payment to borrowings under Clarient’s senior secured credit facility with General Electric Capital Corporation (“GE Capital”). Although the Amended Clarient Loan Agreement did not result in a change in aggregate borrowings under its original revolving credit facility with Bank and the terms of the Amended Clarient Loan Agreement are substantially the same as the terms of Clarient’s original loan agreement with Bank (the “Original Clarient Loan Agreement”), Clarient was required to obtain the consent of GE Capital to the amendment and restatement of the Original Clarient Loan Agreement, which consent has not been obtained. In addition, Clarient believes that as of December 31, 2007, it was not in compliance with one of the financial covenants under its credit facility with GE Capital. Such non-compliance creates an event of default under the GE facility and constitutes a cross-default under the Amended Clarient Loan Agreement and under Clarient’s subordinated revolving credit facility with Registrant. Clarient is in discussions with GE Capital regarding obtaining a consent and/or waiver with respect to these matters, but there is no assurance that such a consent and/or waiver will be obtained. Clarient is exploring various alternatives to replace and/or refinance its borrowings under its credit facility with GE Capital in the event such a consent and/or waiver is not obtained.

•	Laureate Pharma’s credit facility was amended to increase the total facility from $21.0 million to $24.0 million. As amended:
o	the working capital line for $12.0 million will remain in place and will bear interest at the Bank’s prime rate less 0.25%;

o	the existing equipment loan of $3.0 million (under which $1,833,333 million was outstanding at February 28, 2008) will remain in place;

o	the $6.0 million equipment line (under which $4,125,968 was outstanding at February 28, 2008) was increased to $9.0 million (with a new draw period of February 28 through November 30, 2008 for the incremental $3.0 million only); has a maturity date of February 26, 2011; and will bear interest at the Bank’s prime rate or LIBOR plus 3.0%; and

o	a new non-guarantied $4 million working capital facility was added which bears interest at the Bank’s prime rate plus 1.0%.

SSDI and SDI are guarantors of the $15 million facility and have provided a deficiency guaranty of the $9.0 million equipment line. Under the deficiency guaranty, if Laureate Pharma defaults on its obligations, Bank must use commercially reasonable efforts to collect the amount due during the 90-day period following notice of default (including realization of collateral amounts), following which SSDI and SDI would be liable for the amount in default.
•	Alliance’s credit facility was amended to reduce the aggregate facility from $20.0 million to $17.0 million. SSDI’s and SDI’s $7.5 million guarantee of the facility will remain in place. The Bank’s unused facility fee was increased from 0.125% to 0.25%, and the facility will bear interest through June 30, 2008 at the Bank’s prime rate plus 1.25%, provided, however, that upon the achievement of certain financial performance metrics, the rate will decrease by 0.50%.
Other than as described above, other terms of the respective credit facilities, including rates of interest, payment terms and available credit, remain the same.
The information set forth above is qualified in its entirety by reference to the following agreements which are attached hereto as exhibits and are incorporated herein by reference:
1.	Amended and Restated Loan Agreement dated as of February 28, 2008, by and between Comerica Bank and Clarient, Inc.

2.	Amended and Restated Loan Agreement dated as of February 28, 2008, by and between Comerica Bank and Laureate Pharma, Inc.;

3.	Amendment and Affirmation of Deficiency Guaranty dated as of February 28, 2008, by and among Safeguard Delaware, Inc., Safeguard Scientifics (Delaware), Inc. and Comerica Bank (on behalf of Laureate Pharma, Inc.);

4.	Loan Agreement dated as of February 28, 2008, by and between Comerica Bank and Laureate Pharma, Inc. ($4 million non-guarantied facility);

5.	Second Amendment and Waiver to Amended and Restated Loan and Security Agreement dated as of February 28, 2008, by and among Comerica Bank, Alliance Consulting Group Associates, Inc. and Alliance Holdings, Inc. ($9.5 million non-guarantied facility);

6.	Second Amendment and Waiver to Amended and Restated Loan and Security Agreement dated as of February 28, 2008, by and among Comerica Bank, Alliance Consulting Group Associates, Inc. and Alliance Holdings, Inc. ($7.5 million facility);
ITEM 9.01. Financial Statements and Exhibits
(d) Exhibits
10.1	Amended and Restated Loan Agreement dated as of February 28, 2008, by and between Comerica Bank and Clarient, Inc.

10.2	Amended and Restated Loan Agreement dated as of February 28, 2008, by and between Comerica Bank and Laureate Pharma, Inc.

10.3	Amendment and Affirmation of Deficiency Guaranty dated as of February 28, 2008, by and among Safeguard Delaware, Inc., Safeguard Scientifics (Delaware), Inc. and Comerica Bank (on behalf of Laureate Pharma, Inc.)

10.4	Loan Agreement dated as of February 28, 2008, by and between Comerica Bank and Laureate Pharma, Inc. ($4 million non-guarantied facility)

10.5	Second Amendment and Waiver to Amended and Restated Loan and Security Agreement dated as of February 28, 2008, by and among Comerica Bank, Alliance Consulting Group Associates, Inc. and Alliance Holdings, Inc. ($9.5 million non-guarantied facility)

10.6	Second Amendment and Waiver to Amended and Restated Loan and Security Agreement dated as of February 28, 2008, by and among Comerica Bank, Alliance Consulting Group Associates, Inc. and Alliance Holdings, Inc. ($7.5 million facility)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: March 5, 2008	By:	BRIAN J. SISKO

Brian J. Sisko
Senior Vice President and General Counsel